Exhibit 99.1

EyePoint Pharmaceuticals Reports Third Quarter 2020 Financial Results and Highlights Recent Corporate Developments

- Total revenues of $15.7 million and net product revenues of $5.8 million -

- Sequential quarterly increase in underlying customer demand of over 120% for DEXYCU® and over 5% for YUTIQ® -

- EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment targeting wet age-related macular degeneration, remains on track for Q4 IND filing -

- CRG debt facility amended, waiving and modifying net product revenue covenants for 2020 and 2021, respectively -

- Cash as of October 31, 2020 at $30.5 Million -

- Management to host a conference call and webcast today at 8:30 AM ET -

WATERTOWN, Mass., November 5, 2020 - EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced financial results for the third quarter ended September 30, 2020 and highlighted recent corporate developments.

“With the continued increase in patient office visits and resumption of operations at many healthcare facilities during the quarter, we were encouraged to see customer demand for both YUTIQ® and DEXYCU® near pre-COVID-19 pandemic levels,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “We enter the remaining months of 2020 with the EyePoint and ImprimisRx combined sales teams mobilized to promote DEXYCU to their established account base and our YUTIQ team continuing to call on uveitis and retinal physician offices, subject to evolving COVID-19-related restrictions.”

Ms. Lurker continued, “With the recent completion of our good laboratory practice (GLP) toxicology study of EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment for wet age-related macular degeneration (wet AMD), we remain on track to submit an Investigational New Drug (IND) application before the end of the year. Upon acceptance of the IND by the U.S. Food and Drug Administration (FDA), we look forward to initiating a Phase 1 trial of EYP-1901 in wet AMD, a sight-threatening eye disease that is in significant need of longer-

lasting treatment options that may slow its progression. In addition, we continue to diligently manage our cash and burn rate and ended October 31, 2020 with $30.5 million in cash.”

Commercial Performance in Third Quarter 2020

•	Customer demand for YUTIQ, represented as units purchased by physicians from the Company’s distributors, was approximately 450 units in Q3 2020 as compared to approximately 430 units in Q2 2020.
•

Customer demand for DEXYCU, represented as units purchased by ambulatory surgery centers (ASCs) from the Company’s distributors, was approximately 4,700 units in Q3 2020 as compared to approximately 2,100 units in Q2 2020.

•

Separate purchasing and marketing agreements for expanded access to DEXYCU across the U.S. were recently executed with Vantage Outsourcing and another undisclosed healthcare network. The Company is actively negotiating agreements with additional group purchasing organizations and networks.

•

In August, the Company and ImprimisRx signed a commercial alliance for the joint promotion of DEXYCU in the U.S. which more than doubles the size of our team engaging directly with physicians and ASCs. During September, ImprimisRx’s sales specialists and inside sales team completed product training and are positioned to call on their ophthalmologist, hospital and ASC accounts.

•	The Company continues to actively monitor the COVID-19 pandemic and associated public health recommendations to ensure the safety of our patients, physicians and employees.

Operations Update

•

In October, based in part on the return in customer demand for both products following COVID-19-related closures, the Company secured an amendment to its existing debt facility with CRG Servicing LLC (CRG) in which CRG waived the covenant associated with the Company’s net product revenue for DEXYCU and YUTIQ for the twelve-month period ending on December 31, 2020. CRG also agreed to a reduction of the calendar year 2021 net product revenue covenant to $45 million from $80 million. There were no other material changes made to the term loan agreement and the Company incurred no incremental charges in connection with the amendment.

•

In August, the Company and Ocumension Therapeutics announced an expansion of their exclusive license agreements for YUTIQ and DEXYCU in certain markets in Asia. Under the expanded agreements, Ocumension made a one-time $9.5 million payment to EyePoint for rights to commercialize both products under its own brand names in South Korea and other jurisdictions across Southeast Asia and as the full and final payment of all remaining development, regulatory, and commercial sale milestone payments under the original license agreements. Royalties for future product sales remain payable to the Company pursuant to the license agreements.

R&D Highlights

•

In October, the Company completed a GLP toxicology study for EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment using its bioerodible Durasert® technology for wet AMD. The Company expects to file an IND application with the FDA in the fourth quarter of 2020 with a Phase 1 human clinical trial to commence shortly after IND acceptance by the FDA.

Review of Results for Third Quarter Ended September 30, 2020

For the three months ended September 30, 2020, total net revenue was $15.7 million compared to $2.5 million for the three months ended September 30, 2019. Net product revenue for the three months ended September 30, 2020 was $5.8 million, with $3.5 million for YUTIQ and $2.3 million for DEXYCU, compared to net product revenue for three months ended September 30, 2019 of $1.0 million generated primarily by DEXYCU. Net product revenue represents product purchased by EyePoint’s distributors whereas customer demand represents purchases of product by physician practices and ASCs from EyePoint’s distributors.

Net revenue from licenses, royalties and collaborations for the three months ended September 30, 2020 totaled $9.9 million compared to $1.5 million in the corresponding quarter in 2019.

Operating expenses for the three months ended September 30, 2020 totaled $17.7 million compared to $16.6 million in the prior year period. This increase was driven by a $1.6 million increase in cost of sales, a $1.4 million increase in G&A expense and $0.6 million increase in R&D expense being offset by a $2.5 million reduction in sales and marketing expense. Non-operating expense, net, for the three months ended September 30, 2020 totaled $1.8 million of net interest expense. Net loss for the three months ended September 30, 2020 was $3.8 million, or $0.03 per share, compared to a net loss of $15.6 million, or $0.15 per share, for the prior year quarter.

Review of Nine Months Results Ended September 30, 2020

For the nine months ended September 30, 2020, total net revenue was $27.3 million compared to $11.7 million for the nine months ended September 30, 2019. Net product revenue for the nine months ended September 30, 2020 was $14.2 million, compared to net product revenues for the nine months ended September 30, 2019 of $8.9 million.

Net revenue from royalties and collaborations for the nine months ended September 30, 2020 totaled $13.2 million compared to $2.8 million in the corresponding period in 2019.

Operating expenses for the nine months ended September 30, 2020 totaled $51.9 million from $50.6 million in the prior year period. This increase was primarily due to a $2.0 million increase in cost of sales, a $1.0 million increase in R&D expense and a $1.2 million increase in G&A expense offset by a $2.9 million decrease in sales and marketing expense. Non-operating expense, net, for the nine months ended September 30, 2020 totaled $5.4 million. Net loss for the nine months ended September 30, 2020 was $29.9 million, or $0.24 per share, compared to a net loss of $46.4 million, or $0.45 per share, for the prior year period.

Cash and cash equivalents at October 31, 2020 totaled $30.5 million compared to $28.7 million at September 30, 2020 and $22.2 million at December 31, 2019.

Financial Outlook

We expect that the Company’s cash and cash equivalents combined with projected cash inflows from anticipated YUTIQ and DEXYCU product sales and other expected financing activities can fund the Company’s operating plan into 2021 assuming no significant increase in COVID-19-related closures that would materially affect the frequency of ophthalmology office visits or the number of cataract surgical procedures performed across the U.S.

The Company continues to assess additional cash conservation and generation measures to support its operations through the COVID-19 pandemic.

Conference Call Information

EyePoint will host a conference call today, Thursday, November 5, 2020, at 8:30 AM ET to discuss the results for the third quarter ended September 30, 2020 and recent operational developments. To access the conference call, please dial (877) 312-7507 from the U.S. and Canada or (631) 813-4828 (international) at least 10 minutes prior to the start time and refer to conference ID 1452724. A live webcast will be available on the Investor Relations section of the corporate website at http://www.eyepointpharma.com. A replay of the webcast will also be available on the corporate website.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (www.eyepointpharma.com) is a pharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. The Company currently has two commercial products: DEXYCU®, the first approved intraocular product for the treatment of postoperative inflammation, and YUTIQ®, a three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye. The Company's pipeline leverages its proprietary bioerodible Durasert® technology for extended intraocular drug delivery including EYP-1901, a potential six-month sustained delivery intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts with offices in Basking Ridge, New Jersey. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expectations regarding the extent to which our business could be adversely impacted by the effects of the COVID-19 coronavirus pandemic, as well as the timing and clinical development of our product candidates, including EYP-1901; and the potential for EYP-1901 as a vital, novel six-month treatment for wet age-related macular degeneration. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the extent to which COVID-19 impacts our business; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, or DME; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to commercialize ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye in the territories in which Alimera is licensed to do so; our ability to market and sell products; the success of current and future license agreements, including our agreement with Equinox Science; termination or breach of current license agreements, including our agreement with Equinox Science; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:
Argot Partners

Sam Martin or Joe Rayne

212-600-1902

eyepoint@argotpartners.com

Media:
Thomas Gibson

201-476-0322
tom@tomgibsoncommunications.com

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Product sales, net	$ 5,758	$ 1,009	$ 14,151	$ 8,941
License and collaboration agreements	9,535	1,054	11,590	1,125
Royalty income	402	446	1,565	1,666
Total revenues	15,695	2,509	27,306	11,732
Operating expenses:
Cost of sales, excluding amortization of acquired intangible assets	1,882	327	3,363	1,363
Research and development	4,090	3,484	12,219	11,237
Sales and marketing	5,269	7,778	19,483	22,373
General and administrative	5,796	4,365	14,949	13,790
Amortization of acquired intangible assets	615	615	1,845	1,845
Total operating expenses	17,652	16,569	51,859	50,608
Loss from operations	(1,957)	(14,060)	(24,553)	(38,876)

Other income (expense):
Interest and other income, net	(4)	183	58	692
Interest expense	(1,840)	(1,770)	(5,430)	(4,389)
Loss on extinguishment of debt	—	—	—	(3,810)
Total other expense, net	(1,844)	(1,587)	(5,372)	(7,507)
Net loss	$ (3,801)	$ (15,647)	(29,925)	$ (46,383)
Net loss per common share - basic and diluted	$ (0.03)	$ (0.15)	$ (0.24)	$ (0.45)
Weighted average common shares outstanding - basic and diluted	127,945	106,938	122,768	102,900

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 28,726	$ 22,214
Accounts and other receivables, net	9,392	11,368
Prepaid expenses and other current assets	5,832	5,997
Inventory	3,642	2,138
Total current assets	47,592	41,717
Operating lease right-of-use assets	2,733	3,078
Intangible assets, net	25,824	27,669
Other assets	642	507
Total assets	$ 76,791	$ 72,971
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$ 12,030	$ 11,024
Other current liabilities	597	481
Deferred revenue	300	15
Total current liabilities	12,927	11,520
Long-term debt	50,775	47,223
Operating lease liabilities - noncurrent portion	2,483	2,898
Other long-term liabilities	3,012	3,000
Total liabilities	69,197	64,641
Stockholders’ equity:
Capital	501,965	472,776
Accumulated deficit	(495,211)	(465,286)
Accumulated other comprehensive income	840	840
Total stockholders’ equity	7,594	8,330
Total liabilities and stockholders’ equity	$ 76,791	$ 72,971